Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Brightcove Inc. for the quarterly period ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Marc DeBevoise, as Chief Executive Officer of Brightcove Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brightcove Inc.

Date: May 8, 2024	By:	/s/ Marc DeBevoise

Marc DeBevoise
Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Brightcove Inc. for the quarterly period ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John Wagner, as Chief Financial Officer of Brightcove Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brightcove Inc.

Date: May 8, 2024	By:	/s/ John Wagner

John Wagner
Chief Financial Officer
(Principal Financial Officer)